AMENDED AND RESTATED
                         PORTFOLIO MANAGEMENT AGREEMENT

     THIS AMENDED AND RESTATED PORTFOLIO MANAGEMENT AGREEMENT (the "Agreement") dated and effective as of September 19, 2002, among Kern Capital Management LLC, a Delaware corporation (the "Sub-Advisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund"). This Agreement amends and restates in its entirety the Portfolio Management Agreement dated August 29, 1997 among the Fund, the Advisor, and the Sub-Advisor.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

     WHEREAS, the Fund offers shares of a particular series named the Fremont Institutional U. S. Micro-Cap Fund (the "Institutional U. S. Micro-Cap Series"); and

     WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Institutional U. S. Micro-Cap Series; and

     WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the Institutional U. S. Micro-Cap Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the Institutional U. S. Micro-Cap Series;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

1. APPOINTMENT. The Advisor and the Fund hereby appoint Sub-Advisor to provide portfolio management services to the Advisor and the Fund with respect to certain assets of the Institutional U. S. Micro-Cap Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.  SUB-ADVISOR  DUTIES.   Subject  to  the  supervision  of  the  Advisor,  the
Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Institutional U.
S. Micro-Cap Series' portfolio assigned to the Sub-Advisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks and other marketable securities, in accordance with the investment guidelines set forth in Appendix

A and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor will provide the services under this Agreement in accordance with the Institutional U. S. Micro-Cap Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as that registration statement is amended and supplemented from time to time. The Advisor will provide the Sub-Advisor with a copy of each registration statement, amendment and supplement promptly after it has been filed with the SEC. The parties acknowledge that the Sub-Advisor's performance objective is as set forth in Appendix A (as such may be revised from time to time at the discretion of the Advisor); however, failure to satisfy such objective shall not constitute a breach of this Agreement. Subject to the foregoing, the Sub-Advisor will vote proxies with respect to the securities and investments purchased with the assets of the Institutional U. S. Micro-Cap Series' portfolio managed by the Sub-Advisor. The Sub-Advisor further agrees that:

     (a) The Sub-Advisor will conform with all applicable rules and regulations of the SEC.

     (b) The Sub-Advisor will select broker-dealers or trading systems to execute portfolio transactions for the Institutional U. S. Micro-Cap Series and select the markets on or in which the transactions will be executed. In providing the Institutional U. S. Micro-Cap Series with investment advisory services, it is recognized that the Sub-Advisor will give primary consideration to securing the most favorable price and efficient execution of orders so that the Fund's total cost or proceeds in each transactions will be the most favorable under the circumstances. Within the framework of this policy, the Sub-Advisor may consider the financial condition of the broker-dealer or trading system, the investment information, brokerage, research, analyses, trading services and other products provided by the broker-dealer or trading system who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party.

     It is understood that it is desirable for the Fund that the Sub-Advisor and the Advisor have access to research, analyses and trading services provided by broker-dealers and trading systems that may execute brokerage transactions at a higher cost to the Institutional U. S. Micro-Cap Series than might result from the allocation of brokerage to other broker-dealers or trading systems that do not provide such services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Advisor is authorized to place orders for the purchase and sale of securities for the Institutional U.
S. Micro-Cap Series with broker-dealers or trading systems that provide research, analyses and trading services and may charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker-dealer or trading system would have charged for effecting that transaction, provided the Sub-Advisor (or in the case of research, analyses and trading services provided to the Advisor) determines in good faith that such amount of commission was reasonable in relation to the value of the research, analyses and trading services provided by such broker-dealers or trading systems viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor or the Advisor for this or other advisory accounts, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice.

     It is understood that the research, analyses and trading services provided by such broker-dealers or trading systems may be useful to the Sub-Advisor or the Advisor in connection with the other clients of the Sub-Advisor or the Advisor. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Institutional U. S. Micro-Cap Series as well as other clients of the Sub-Advisor or the Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Institutional U. S. Micro-Cap Series and to such other clients.

     The Sub-Advisor agrees to use its best efforts to direct brokerage to certain broker-dealers or trading systems as may be requested from time to time by the Advisor; however, such directed brokerage decisions shall be made in the discretion of the Sub-Advisor and shall be consistent with the Sub-Advisor's obligation to use its best efforts to obtain best execution as required by the policy discussed above in this section. Such directed brokerage may be used to obtain research used by the Advisor or for other purposes determined by the Advisor, such as offsetting the operating expenses of the Fund. The Sub-Advisor, at the request of the Advisor, shall render reports to the Advisor in such form and at such times as may be reasonably required, setting forth the amount of total brokerage business which has been placed by it and the allocation thereof among broker-dealers and trading systems and specifically indicating those broker-dealers and trading systems which provided research, analyses and trading services.

     (c) The Sub-Advisor will make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the Institutional U. S. Micro-Cap Series to assist the Advisor and the Fund in their compliance with respect to the Institutional U. S. Micro-Cap Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the Institutional U. S. Micro-Cap Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

     (d) The Sub-Advisor will maintain detailed records of the Fund's assets managed by the Sub-Advisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Sub-Advisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The Sub-Advisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Sub-Advisor specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Sub-Advisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a quarterly review of the assets under management.

     (e) The Sub-Advisor shall use its best judgment and efforts in rendering the advice and services to the Advisor as contemplated by this Agreement.

3.   INDEPENDENT CONTRACTOR.

         The Sub-Advisor shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Company or the Advisor in any way, or in any way be deemed an agent for the Advisor or the Company.

4.   EXPENSES AND COMPENSATION.

     (a) During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement (except that brokerage costs shall be paid by the Fund). The Sub-Advisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in Section 6 below.

     (b) For the services provided to the Institutional U. S. Micro-Cap Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix B hereto at the times set forth in Appendix B hereto.

5.   REPRESENTATIONS AND WARRANTIES.

     (a) ADVISOR AND FUND. The Advisor and the Fund each represents and warrants to the Sub-Advisor that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the respective governing documents of the Fund and the Advisor; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Fund or the Advisor or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Fund and the Advisor and when executed and delivered by the Advisor will be the legal, valid and binding obligation of the Fund and the Advisor, enforceable against the Fund and Advisor in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

     (b) SUB-ADVISOR. The Sub-Advisor represents and warrants to the Advisor and the Fund that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the Sub-Advisor's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Advisor or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

6.   BOOKS AND RECORDS; CUSTODY.

     (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Institutional U.S. Micro-Cap Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act with respect to the Institutional U. S. Micro-Cap Series and to preserve the records required by Rule 204-2 under the Advisers Act with respect to the Institutional U. S. Micro-Cap Series for the period specified in the Rule.

     (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee or as otherwise provided in the Fund's custody agreement. The Fund shall notify the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor fifteen (15) days' written notice of any changes in such custody arrangements.

     Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash or securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

     The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

7. INDEMNIFICATION. The Sub-Advisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Sub-Advisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and accurately and completely reflects information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of such person's duties or by reason of such person's reckless disregard of the obligations and duties under this Agreement or by reason of such person's violation of applicable law or regulations.

     The Fund and the Advisor each agrees not to hold the Sub-Advisor or any of its officers or employees liable for, and to indemnify and hold harmless, the Sub-Advisor and its directors, officers, employees, affiliated persons and controlling persons ("Indemnified Parties"), any act or omission of any other Sub-Advisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers and responsibilities hereunder excepting matters as to which the Indemnified Parties have been negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

8. OTHER INVESTMENT ACTIVITIES OF SUB-ADVISOR. The Fund and Advisor acknowledge that the Sub-Advisor, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Sub-Advisor may give advice or exercise investment responsibility and take other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Institutional U. S. Micro-Cap Series; provided that the Sub-Advisor acts in good faith, and provided further that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Institutional U. S. Micro-Cap Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Institutional U. S. Micro-Cap Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Institutional U. S. Micro-Cap Series may have an interest from time to time, whether in transactions which may involve the Institutional U. S. Micro-Cap Series or otherwise. The Sub-Advisor shall have no obligation to acquire for the Institutional U. S. Micro-Cap Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Institutional U. S. Micro-Cap Series or otherwise.

9. (a) TERM. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of one year from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Institutional U. S. Micro-Cap Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Institutional U. S. Micro-Cap Series, or by the Advisor, on thirty (30) days' written notice to the Sub-Advisor, or by the Sub-Advisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

     (c)  AUTOMATIC   TERMINATION.   This  Agreement  shall   automatically  and
immediately terminate in the event of its transfer or assignment (within the meaning of the 1940 Act).

10. AMENDMENTS. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Institutional U. S. Micro-Cap Series, if such approval is required by applicable law.

11. MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, and any rules, regulations, and orders promulgated thereunder.

     (b) CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, or rule or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d)  AGENCY.   Nothing  herein  shall  be  construed  as  constituting  the
Sub-Advisor as an agent of the Fund or the Advisor.

     (e) PRIOR AGREEMENT. This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     (f) COUNTERPARTS. This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

12. NOTICE OF ARTICLES OF INCORPORATION. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations of the Company's liability as set forth in its Articles of Incorporation. The Sub-Advisor agrees that the Company's obligations under this Agreement shall be limited to Institutional U.
S. Micro-Cap Series and to its assets, and that the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Institutional
U. S. Micro-Cap Series nor from any director, officer, employee or agent of the Fund.

13. USE OF NAME. It is understood that the name "Kern Capital Management LLC," or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Sub-Advisor and its affiliates and that the Fund and/or the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund so long as this Agreement is in effect. Upon termination of the Agreement the Fund shall forthwith cease to use such name(s) or derivative(s).

14. RECEIPT OF BROCHURE. The Advisor and the Fund have received from Kern Capital Management LLC the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement or brochure was received by the Advisor and the Fund more than 48 hours prior to entering into this Agreement.

15. NOTICES. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand, on the date indicated as the date of receipt on a return receipt, or at the time of receipt if sent to the other party at the principal office of such party by regular mail, commercial courier service, telex, facsimile or telecopier.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        Kern Capital Management LLC


                                        By: ____________________________________


                                        Title: _________________________________


                                        FREMONT INVESTMENT ADVISORS, INC.


                                        By: ____________________________________


                                        Title: _________________________________


                                        FREMONT MUTUAL FUNDS, INC.


                                        By _____________________________________


                                        Title: _________________________________

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                           Kern Capital Management LLC

          Sub-Advisor to the Fremont Institutional U. S. Micro-Cap Fund

INVESTMENT OBJECTIVES AND GUIDELINES

Overall Investment Objective:
-----------------------------

     The objective of the Fremont Institutional U. S. Micro-Cap Fund is to seek long-term capital appreciation by investing, in normal market conditions, at least 80% of its assets in equity securities of U.S. companies that, at the time of initial purchase, place them among the smallest 5% of companies listed on U.S. exchanges and on the over-the-counter market.

Policy and Guidelines for Sub-Advisor:
--------------------------------------

     The Sub-Advisor will adhere to the Investment Objective and to policies in the Fremont Institutional U. S. Micro-Cap Fund prospectus and Statement of Additional Information.

Performance Objective for Sub-Advisor:
--------------------------------------

     The Sub-Advisor is expected to achieve a competitive rate of return over a time horizon of three to five years and/or a complete market cycle, relative to other U. S. micro-cap or small cap funds as compiled by Lipper Analytical Services and/or Morningstar. A competitive rate of return is defined as Fund performance in the top one-third of such funds. Performance may be compared to other investments or indices of comparable quality as outlined in the Statement of Additional Information.

--------------------------------------------------------------------------------

     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Appendix A and the Institutional U. S. Micro-Cap Series' registration statement filed with the SEC, as that registration statement is amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.

                                       1
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                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                           Kern Capital Management LLC
          Sub-Advisor to the Fremont Institutional U. S. Micro-Cap Fund


                                SCHEDULE OF FEES
                                ----------------

     Fremont Investment Advisors, Inc. will pay to Kern Capital Management LLC, on an aggregate basis, a fee computed at the annual rate of 0.75% (75 basis points) of the average daily assets of the Fremont Institutional U. S. Micro-Cap Fund under management by Kern Capital Management, LLC.

     Fees will be billed after the end of each calendar month. Fees will be prorated for any period less than one month and shall be due and payable within thirty (30) days after an invoice has been delivered to the Advisor.

     The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Investment Company upon 30 days' written notice.

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